Exhibit 5.1

June 20, 2001

Intervest Bancshares Corporation
10 Rockefeller Plaza, Suite 1015
New York, New York  10020-1903

         Re:      Intervest Bancshares Corporation
                  Registration Statement on Form S-1

Gentlemen:

         You have requested our opinion in connection with a Post-Effective Amendment to a Registration Statement on Form S-1 (the "Registration Statement") filed by Intervest Bancshares Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the Company's warrants for the purchase of up to 2,455,218 shares of Class A Common Stock and 195,000 shares of Class B Common Stock (the "Warrants"), as well as 2,455,218 shares of Class A Common Stock and 195,000 shares of Class B Common Stock that may be issued upon exercise of the Warrants and 638,240 shares of Class A Common Stock that may be issued upon conversion of outstanding debentures. The Class A Common Stock and the Class B Common Stock are herein collectively referred to as the "Common Stock." Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Registration Statement.

         In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation of the Company, the Bylaws of the Company, Certificates of Public Officials and Officers of the Company and such other documents and records as we have deemed necessary or appropriate for purposes of our opinion.

         Based  on  the  foregoing,   and  subject  to  the  qualifications  and
assumptions referred to herein, we are of the opinion that:

          a. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

          b. The Warrants constitute the legal, valid and binding obligations of the Company.

          c. When shares of Common Stock which are issuable upon exercise of the Warrants have been issued and delivered upon any exercise of the Warrants in accordance with the terms of the Warrants, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable.

          d. When shares of Common Stock which are issuable upon conversion of debentures have been issued and delivered upon any conversion of the debentures in accordance with the terms of the debentures, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable.

         We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the truth of all facts recited in all relevant documents.

         The opinions set forth above are limited to the laws of the states of Delaware and New York and the federal laws of the United States.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement.

                                       Very truly yours,

                                       Harris Beach LLP

                                       By:         /s/ Thomas E. Willett
                                                   ---------------------
                                                   Thomas E. Willett,
encl.                                              Member of the Firm